Exhibit 99.1

Intrawest Reports Fiscal 2016 Fourth Quarter and Full Year Results

- Exceeds High End of Fiscal 2016 Guidance Range -

- Provides Fiscal 2017 Outlook -

Denver, Colorado, September 8, 2016 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today reported results for the three and twelve months ended June 30, 2016.

Financial Highlights

●	Fiscal 2016 Net income attributable to Intrawest Resorts Holdings, Inc. improved to $40.9 million versus a loss of $6.9 million in fiscal 2015.

●	Fiscal 2016 Adjusted EBITDA grew by 0.4% to $113.1 million compared to the prior year, or 11.2% on a same store basis*.

●	Fiscal 2016 Total segment revenue decreased by 2.4% to $568.2 million compared to the prior year, and increased 3.3% on a same store basis*.

●	Sales of season pass and frequency products for the 2016/2017 season were up approximately 16% as of September 4, 2016 versus the same time last year.

●	Canadian Mountain Holidays (“CMH”) sales for winter reservations were up approximately 9.5% as of September 4, 2016 versus the same time last year.

“Outstanding performances at our Colorado resorts and CMH allowed us to deliver another year of double-digit Same Store Adjusted EBITDA growth despite one of the most challenging seasons on record at our Eastern resorts,” stated Tom Marano, Chief Executive Officer. “I believe our results reflect the importance and strength of our season pass and frequency product program, our ability to manage and reduce costs, and the impact of our technology and growth capital investments. We are excited for the upcoming ski season and look forward to building on the success of fiscal 2016.”

*Same store growth calculated in constant currency, as if 100% of Blue Mountain was owned during all periods, and excluding Intrawest Resort Club Group during all periods, which was sold on January 29, 2016 (“Same Store”).

Fiscal Year Ended June 30, 2016
Below are the Company’s results for the fiscal year ended June 30, 2016 as compared to the prior year:

Consolidated Results

●	Consolidated revenue decreased by $16.7 million, or 2.8%, to $570.9 million.

●
Net income attributable to Intrawest Resorts Holdings, Inc. improved by $47.8 million to $40.9 million, or $0.95 and $0.94 per basic and diluted share, respectively. This growth was primarily attributable to the $40.4 million gain on the sale of Intrawest Resort Club Group (“IRCG”) to Diamond Resorts Corporation.

●
Total Adjusted EBITDA grew by $0.4 million, or 0.4%, to $113.1 million. The increase was largely driven by growth in the Adventure Segment from higher guest nights and yields at CMH and increased fire suppression activity in ancillary aviation services. The Adventure Segment growth was partially offset by decreases in the Mountain Segment, which was largely due to unprecedented warmth and lack of snowfall at the Company’s Eastern resorts, and in the Real Estate Segment, which declined due to the sale of IRCG. On a Same Store basis, Total Adjusted EBITDA grew 11.2%.

Mountain Segment

●
Mountain revenue decreased by $4.6 million, or 1.1%, to $421.3 million, primarily due to an unfavorable foreign currency adjustment of $14.9 million. Excluding the foreign currency adjustment, Mountain revenue increased $10.3 million, or 2.4%. The increase was primarily attributable to owning Blue Mountain for the entire fiscal 2016 period whereas Mountain revenue in fiscal 2015 only included 100% of Blue Mountain revenue subsequent to the Acquisition Date.

●	Mountain Adjusted EBITDA decreased by $4.6 million, or 5.2%, to $84.3 million, primarily due to the $4.6 million decrease in Mountain revenue.

●	On a Same Store basis, Mountain revenue was flat, and Mountain Adjusted EBITDA decreased by $2.6 million, or 2.9%.

Adventure Segment

●	Adventure revenue increased by $7.6 million, or 7.9%, to $104.4 million, primarily due to an increase in guest nights, higher yields and operating one additional lodge for summer operations at CMH.

●
Adventure Adjusted EBITDA increased by $8.8 million, or 66.4%, to $22.1 million, primarily due to a $7.6 million increase in Adventure revenue coupled with a $1.9 million decrease in Adventure operating expenses.

●	On a Same Store basis, Adventure revenue increased by $19.1 million, or 19.7%, and Adventure Adjusted EBITDA increased by $12.0 million, or 90.5%.

Real Estate Segment

●	Real Estate revenue decreased by $16.8 million, or 28.4%, to $42.4 million, largely due to the disposition of the IRCG business.

●
Real Estate Adjusted EBITDA decreased by $3.8 million, or 36.4%, to $6.6 million, primarily due to a $16.8 million decrease in Real Estate revenue, partially offset by a $14.4 million decrease in Real Estate operating expenses.

●	On a Same Store basis, Real Estate revenue increased by $0.3 million, or 0.9%, and Real Estate Adjusted EBITDA increased by $2.3 million, or 90.9%.

Fiscal 2017 Outlook
For the full fiscal year 2017, the Company expects:

	For The Year Ending
	June 30, 2017
Fiscal 2017 Guidance	Low End Range	High End Range
Mountain revenue	$440	$460
Adventure revenue	90	95
Real Estate revenue	25	30
Total segment revenue *	555	585
Mountain Adjusted EBITDA	106	112
Adventure Adjusted EBITDA	17	19
Real Estate Adjusted EBITDA	5	6
Total Adjusted EBITDA *	129	136
Net income attributable to Intrawest Resorts Holdings, Inc.	$20	$30
*Note: The sum of the guidance provided for the individual segments may not equal total guidance due to rounding.

The Company’s outlook for fiscal 2017 assumes a USD/CAD exchange rate of 1.30 and average snowfall and weather conditions.

Webcast and Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, September 8, 2016. Participants may access the live webcast by visiting the Company’s investor relations website at ir.intrawest.com. The call can also be accessed by dialing (877) 705-6003, or (201) 493-6725 for international participants.

The replay of the call will be available from approximately 12:00 p.m. Eastern Time on September 8, 2016 through midnight Eastern Time on September 22, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13644372. The archive of the webcast will be available on the Company’s website for a limited time.

About Intrawest Resorts Holdings, Inc.
Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns six four-season mountain resorts with approximately 8,000 skiable acres and over 1,120 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages condominium hotel properties and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements

This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; lack of access to adequate supplies of water to make snow and otherwise conduct our operations; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our strategic alliance, real estate development, acquisition and other growth strategies; Steamboat Ski & Resort’s dependence on contracted direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; risks of foreign currency fluctuations which could reduce the U.S. dollar value of our Canadian earnings; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change on our business operations; our ability to maintain effective internal control over financial reporting; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; our limited public float and therefore trading volume; risks associated with Fortress’s ownership of a majority of our outstanding common stock and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2016, filed with the Securities and Exchange Commission (“SEC”) on September 8, 2016, as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Investor Relations
Intrawest Resorts Holdings, Inc.
(303) 749-8370
InvestorRelations@intrawest.com

INTRAWEST RESORTS HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Revenue	$65,051	$70,590	$570,912	$587,589
Operating expenses	96,222	97,053	474,453	492,917
Depreciation and amortization	15,321	15,011	60,123	59,076
(Gain) on sale of Intrawest Resort Club Group	80	-	(40,401)	-
(Gain) loss on disposal of assets	(1,233)	(1,154)	(1,926)	(2,280)
Loss on remeasurement of equity method investment	-	-	-	1,454
Income (loss) from operations	(45,339)	(40,320)	78,663	36,422
Interest income	703	1,009	2,863	4,185
Interest expense on third party debt	(9,739)	(10,168)	(40,377)	(43,891)
Earnings (loss) from equity method investments	(2,086)	(3,505)	1,933	(3,810)
Loss on extinguishment of debt	-	(676)	-	(676)
Other income (expense), net	(2,269)	(461)	1,757	(1,231)
Income (loss) before income taxes	(58,730)	(54,121)	44,839	(9,001)
Income tax expense (benefit)	244	(1,516)	1,773	(3,902)
Net income (loss)	(58,974)	(52,605)	43,066	(5,099)
Income attributable to noncontrolling interest	246	961	2,193	1,821
Net income (loss) attributable to Intrawest Resorts Holdings, Inc.	$(59,220)	$(53,566)	$40,873	$(6,920)

Weighted average shares of common stock outstanding:
Basic	39,736	45,183	43,236	45,099
Diluted	39,736	45,183	43,270	45,099
Net income (loss) attributable to Intrawest Resorts Holdings, Inc. per share:
Basic	$(1.49)	$(1.19)	$0.95	$(0.15)
Diluted	$(1.49)	$(1.19)	$0.94	$(0.15)

Statement Concerning Non-GAAP Financial Measures
We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure.

Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adjusted EBITDA.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA as a supplemental measure.

Mountain Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Skier Visits	185,802	202,400	(16,598)	(8.2)%	3,606,394	4,192,492	(586,098)	(14.0)%
Revenue per Visit	$95.46	$87.93	$7.53	8.6%	$94.92	$86.03	$8.89	10.3%
ETP	$41.49	$39.03	$2.46	6.3%	$48.18	$42.21	$5.97	14.1%
RevPAR	$33.52	$32.68	$0.84	2.6%	$61.88	$62.79	$(0.91)	(1.4)%
ADR	$125.92	$127.56	$(1.64)	(1.3)%	$151.56	$158.02	$(6.46)	(4.1)%

Mountain Revenue:
Lift	$9,087	$9,195	$(108)	(1.2)%	$179,841	$182,286	$(2,445)	(1.3)%
Lodging	9,353	9,276	77	0.8%	60,129	57,814	2,315	4.0%
Ski School	928	1,324	(396)	(29.9)%	30,974	33,086	(2,112)	(6.4)%
Retail and Rental	3,750	4,329	(579)	(13.4)%	51,984	56,125	(4,141)	(7.4)%
Food and Beverage	6,472	6,432	40	0.6%	57,234	56,726	508	0.9%
Other	7,191	6,313	878	13.9%	41,170	39,892	1,278	3.2%
Mountain revenue	$36,781	$36,869	$(88)	(0.2)%	$421,332	$425,929	$(4,597)	(1.1)%

Mountain Adjusted EBITDA	$(26,447)	$(25,222)	$(1,225)	4.9%	$84,334	$88,972	$(4,638)	(5.2)%

Adventure Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Adventure revenue	$18,939	$19,362	$(423)	(2.2)%	$104,405	$96,799	7,606	7.9%
Adventure Adjusted EBITDA	$(471)	$538	$(1,009)	(187.5)%	$22,146	$13,305	8,841	66.4%

Real Estate Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Real Estate revenue	$9,245	$11,416	$(2,171)	(19.0)%	$42,433	$59,274	$(16,841)	(28.4)%
Real Estate Adjusted EBITDA	$(191)	$966	$(1,157)	(119.8)%	$6,625	$10,423	$(3,798)	(36.4)%

Total Segment Revenue and Adjusted EBITDA (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Total segment revenue	$64,965	$67,647	$(2,682)	(4.0)%	$568,170	$582,002	$(13,832)	(2.4)%
Total Adjusted EBITDA	$(27,109)	$(23,718)	$(3,391)	14.3%	$113,105	$112,700	$405	0.4%

The following tables present segment revenue reconciled to consolidated revenue and net income (loss) attributable to the Company reconciled to Adjusted EBITDA and Adjusted EBITDA by segment, (in thousands):

	Three Months Ended June 30,		Year Ended June 30,
	2016	2015	2016	2015
Revenue:
Mountain
Lift	$9,087	$9,195	$179,841	$182,286
Lodging	9,353	9,276	60,129	57,814
Ski School	928	1,324	30,974	33,086
Retail and Rental	3,750	4,329	51,984	56,125
Food and Beverage	6,472	6,432	57,234	56,726
Other	7,191	6,313	41,170	39,892
Total Mountain revenue	36,781	36,869	421,332	425,929
Adventure revenue	18,939	19,362	104,405	96,799
Real Estate revenue	9,245	11,416	42,433	59,274
Total segment revenue	64,965	67,647	568,170	582,002
Legacy, non-core and other revenue	86	2,943	2,742	5,587
Total revenue	$65,051	$70,590	$570,912	$587,589

Net income (loss) attributable to Intrawest Resorts Holdings, Inc.	$(59,220)	$(53,566)	$40,873	$(6,920)
Legacy and other non-core expenses, net	1,767	919	6,226	3,663
Other operating expenses	2,921	2,327	8,074	9,789
Depreciation and amortization	15,320	15,011	60,123	59,076
(Gain) on sale of Intrawest Resort Club Group	80	-	(40,401)	-
Loss (gain) on disposal of assets	(1,233)	(1,154)	(1,926)	(2,280)
Loss on remeasurement of equity method investment	-	-	-	1,454
Interest income, net	(701)	(102)	(936)	(274)
Interest expense on third party debt	9,738	10,168	40,377	43,891
(Earnings) loss from equity method investments	2,086	3,505	(1,933)	3,810
Pro rata share of Adjusted EBITDA related to equity method investments	(94)	(85)	3,570	3,252
Adjusted EBITDA attributable to noncontrolling interest	(532)	(1,324)	(3,151)	(2,484)
Loss on extinguishment of debt	-	676	-	676
Other (income) expense, net	2,269	462	(1,757)	1,128
Income tax expense (benefit)	244	(1,516)	1,773	(3,902)
Income attributable to noncontrolling interest	246	961	2,193	1,821
Total Adjusted EBITDA	$(27,109)	$(23,718)	$113,105	$112,700

Mountain Adjusted EBITDA	$(26,447)	$(25,222)	$84,334	$88,972
Adventure Adjusted EBITDA	(471)	538	22,146	13,305
Real Estate Adjusted EBITDA	(191)	966	6,625	10,423
Total Adjusted EBITDA	$(27,109)	$(23,718)	$113,105	$112,700